Exhibit 99.2

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	December 7, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Announces Confirmation of Consensual Plan of Reorganization

HOUSTON, Dec. 7, 2016 /PRNewswire/ —

As previously disclosed, on October 24, 2016, Key Energy Services, Inc. (OTC: KEGX) (“Key” or the “Company”) and certain of its domestic subsidiaries (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the terms of a plan support agreement, dated August 24, 2016, by and among the Debtors and certain of their lenders and noteholders, that contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization (the “Plan”). The Debtors have obtained joint administration of their chapter 11 cases under the caption In re: Key Energy Services, Inc, et al., Case No. 16-12306. The subsidiary Debtors in these chapter 11 cases are Misr Key Energy Investments, LLC, Key Energy Services, LLC, and Misr Key Energy Services, LLC.

On December 6, 2016, the Plan was confirmed by the Bankruptcy Court. This confirmation, which comes less than two months after the Debtors filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code, provides for Key to emerge from bankruptcy, likely by the end of December.

Robert Drummond, Key’s President and Chief Executive Officer, commented, “The confirmation of our Plan is a critical milestone in the process to position Key to emerge from bankruptcy in short-order to take advantage of a recovering U.S. oil and gas market. The brevity and success thus far of our reorganization process would not have been possible without the strong support of Key’s creditors and is a testament to Key’s prospects for long-term value creation.”

Key’s restructuring will reduce the company’s debt by approximately $725 million upon emergence. Key expects to exit bankruptcy with at least $80 million in cash on the balance sheet.

With strong support from all creditors entitled to vote on the Plan, Key will emerge from bankruptcy with a shareholder base composed of strong institutional investors, including Platinum Equity as the largest holder, and a significantly de-levered capital structure that will position the company to focus on the opportunities unfolding as commodity prices recover. The confirmed Plan requires no material changes in the ordinary course of business to Key’s wages and salaries, benefits, vendors or trade creditors. Upon emergence, Key will remain a publicly traded company and Key will begin the process of re-listing on a major exchange.

“Key’s restructuring will not change our fundamental operating strategy,” Drummond said. “With an unwavering commitment to our customers, we will continue to improve safety, efficiency and operational flexibility. We continue to reduce costs across the organization and will take additional steps, as needed, to achieve profitability as activity improves while continuing to deliver the superior services our customers have come to expect from Key. In addition, we anticipate that through our relationship with Platinum Equity and our de-levered capital structure, we will be uniquely positioned to make investments in Key’s business that will help enable profitable growth and to create value for all of our stakeholders.”

Platinum Equity Partner Jacob Kotzubei said he is pleased that Key Energy successfully received confirmation of its Plan.

“This is another important step in Key’s proposed restructuring that will allow the company to emerge as a stable, well-capitalized business,” said Mr. Kotzubei. “We believe Key is poised for significant growth as the market recovers, and we are excited about the opportunities ahead.”

Cautionary Note regarding Forward-Looking Statements

This press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: risks associated with Key’s reorganization; the ability of Key to meet all of the conditions precedent necessary to effectuate the Plan; conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; industry capacity; increased labor costs or unavailability of skilled workers; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; the economic, political and social instability and risks of doing business in certain foreign countries; significant costs and potential liabilities resulting from compliance with applicable laws; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers; Key’s ability to incur debt or long- term lease obligations; Key’s ability to implement technological developments and enhancements; significant costs and liabilities resulting from environmental, health and safety laws and regulations, including those relating to hydraulic fracturing; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; the loss of one or more of Key’s larger customers; the impact of compliance with climate change legislation or initiatives; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to achieve the benefits expected from acquisition and disposition transactions; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC and in Article XI of the Disclosure Statement.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Russia.

Contact:

West Gotcher, Investor Relations

713-757-5539